UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Gladstone Investment Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Gladstone Investment Announces Proxy Filing
and Conference Call Date to Discuss Proxy Proposals

Released: 7/7/09

Gladstone Investment Corporation (NASDAQ:GAIN) (the “Company”) announced today that it plans to hold a conference call on Thursday, July 16, 2009 at 9:00 am EDT to discuss the matters scheduled for a vote at this year’s annual shareholders meeting to be held on August 13, 2009. The Company’s proxy statement for the annual shareholders meeting (the “Proxy Statement”) was mailed to stockholders of record as of the record date for the annual meeting, June 22, 2009, and filed with the U.S. Securities and Exchange Commission (the “SEC”) on Thursday, July 2, 2009. The matters scheduled for a vote at the annual meeting, as described in the Proxy Statement, are as follows:

1) The election of three directors to hold office until the 2012 annual meeting;

2) The approval of a proposal to authorize the Company to sell shares of its common stock at a price below its then current net asset value per share; and

3) The ratification of the selection by the audit committee of the board of directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for its fiscal year ending March 31, 2010.

The Proxy Statement describing the proposals is available on the Company’s website at www.GladstoneInvestment.com, and is also available at the SEC’s website at www.sec.gov. Stockholders may also access the proxy statement at www.proxyvote.com using the company number and proxy control number printed on their proxy cards.  Stockholders will have an opportunity to ask questions regarding the proposals during the conference call. You may call (877) 407-8031 to enter the conference, and an operator will monitor the call and set a queue for the questions.

The conference call replay will be available two hours after the call and will be available through the date of the annual meeting, Thursday, August 13, 2009. To hear the replay, please dial (877) 660-6853 and use access code 286 and ID code 324376. The call will also be available via webcast at www.investorcalendar.com.

For further information contact Kerry Finnegan at 703-287-5893.